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                                                                      EXHIBIT 22

                                 SUBSIDIARIES
                                 ------------

Name                           Country/State    Name for Doing Business
----                           -------------    -----------------------

Summagraphics N.V.             Belgium          Same

Summagraphics (Europe) N.V.    Belgium          Same

Summagraphics Ltd.             United Kingdom   Same

Summagraphics GmbH             Germany          Same

CAD Warehouse                  Nevada           Same